UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800

_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Gentex Corporation (the "Company") held its 2015 Annual Meeting of the Shareholders.  The matters listed and described briefly below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company's Proxy Statement filed April 2, 2015.  The voting results are as follows:

Election of Directors

The following individuals were elected to serve as directors of the Company to hold office a one (1) year term expiring in 2016:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Fred Bauer	232,773,181	9,770,915	33,769,782
Gary Goode	238,849,724	3,694,372	33,769,782
Pete Hoekstra	241,172,204	1,371,892	33,769,782
James Hollars	240,989,229	1,554,867	33,769,782
John Mulder	239,849,583	2,694,513	33,769,782
Mark Newton	240,421,346	2,122,750	33,769,782
Richard Schaum	240,330,154	2,213,942	33,769,782
Frederick Sotok	237,549,801	4,994,295	33,769,782
James Wallace	239,215,874	3,328,222	33,769,782

Ratification of the Appointment of Ernst & Young LLP as the Company's Auditors for the Fiscal Year Ended December 31, 2015

The shareholders did ratify the appointment of Ernst & Young LLP to serve as the Company's auditors for the fiscal year ended December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
271,879,397	4,170,075	264,406	—

Proposal for Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers

The shareholders did approve, on an advisory basis, the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
233,261,744	8,299,176	983,176	33,769,782

Proposal to Approve the Second Amendment to the Second Restricted Stock Plan

The shareholders did approve the Second Amendment to the Second Restricted Stock Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
150,970,006	90,281,822	1,292,268	33,769,782

Proposal to Amend the 2013 Employee Stock Purchase Plan

The shareholders did approve the amendment to the 2013 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
237,618,286	3,385,038	1,540,772	33,769,782

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 27, 2015

GENTEX CORPORATION
(Registrant)

By    /s/ Steve Downing
Steve Downing
Vice President – Finance and
Chief Financial Officer